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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Constellation Energy Group, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and Form S-8 (Nos. 333-157637 and 333-157693 and 33-59545, 333-46980, 333-89046, 333-129802, and 333-143260, respectively) of Constellation Energy Group, Inc. of our report dated February 26, 2010 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP
Baltimore, Maryland February 26, 2010

Baltimore Gas and Electric Company

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-157637-01) of Baltimore Gas and Electric Company of our report dated February 26, 2010 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP
Baltimore, Maryland February 26, 2010

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  Exhibit 23